Exhibit 99.1

                                  NEWS RELEASE



FOR IMMEDIATE RELEASE                                          September 2, 2005


Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)


BLUE DOLPHIN ENERGY REPORTS EXPECTED RECEIPT OF NET REVENUES

On September 2, 2005, Blue Dolphin Energy Company, a Delaware corporation ("Blue Dolphin"), reported that it expects to receive a payment of approximately $1.3 million, subject to certain adjustments, for estimated past production from a reversionary after-payout interest in High Island Block 37. Payout occurred on or about July 1, 2004.

Currently, there are two wells producing in the High Island Block 37 field.


Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to Gregory W. Starks, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660.

Certain of the statements included in this press release, which express a belief, expectation or intention, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended. The words "expect," "plan," "believe," "anticipate," "project," "estimate," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, general economic conditions, interest rates, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.